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Exhibit 5.2

Barristers & Solicitors Patent & Trade-mark Agents McCarthy Tétrault	McCarthy Tétrault LLP Suite 3300, 421 - 7th Avenue S.W. Calgary, Alberta Canada T2P 4K9 Telephone: 403 260-3500 Facsimile: 403 260-3501 www.mccarthy.ca

December 21, 2004

TransCanada PipeLines Limited
450 - 1st Street S.W.
Calgary, Alberta, Canada T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-9 (Registration No. 333-121265) of TransCanada PipeLines Limited.

Yours very truly,
/s/ McCarthy Tétrault LLP

Vancouver, Calgary, London, Toronto, Ottawa, Montréal, Québec, New York and London, England

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  Exhibit 5.2